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                    Park Pharmacy Corporation
        (Name of Registrant as Specified In Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

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


                                                    PARK PHARMACY


                                                  Thomas R. Baker
                            Chief Executive Officer and President





                        November 2, 2001



Dear Park Pharmacy Stockholder:


     I am pleased to invite you to Park Pharmacy's Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m. local time on Thursday, November 29, 2001 at the Crowne Plaza Hotel, 14315 Midway Road, Addison, Texas 75001 (for directions, please call the hotel at 972-980-8877).

     At the meeting, you and the other stockholders will be asked to elect seven directors to the Park Pharmacy board. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about Park Pharmacy and its operations, including its audited financial statements, in the enclosed Annual Report.

     We hope you can join us on November 29, 2001. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your vote on the enclosed proxy, sign and date the proxy, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

                                   Yours truly,



                                   Thomas R. Baker

                    PARK PHARMACY CORPORATION







Notice of 2001 Annual Meeting of Stockholders and Proxy Statement

                                                    PARK PHARMACY


                                        Park Pharmacy Corporation
                                    10711 Preston Road, Suite 250
                                              Dallas, Texas 75230





November 2, 2001



            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  To Be Held November 29, 2001


     Park Pharmacy will hold its Annual Meeting of Stockholders at the Crowne Plaza Hotel, 14315 Midway Road, Addison, Texas
75001 on Thursday, November 29, 2001 at 10:00 a.m. local time.

     We are holding this meeting:

     *    To elect seven directors to serve until the 2002 Annual
          Meeting of Stockholders or until their respective successors are elected and qualified; and

     * To transact any other business that properly comes before the meeting.

     We have selected October 26, 2001 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at Park Pharmacy Corporation, 10711 Preston Road, Suite 250, Dallas, Texas, for at least ten days before the meeting.

     All stockholders are cordially invited to attend the meeting and vote in person.

     This Notice of Annual Meeting, Proxy Statement, proxy and
2001 Annual Report to Stockholders are being distributed on or about November 2, 2001.

For the Board of Directors,


Gwendolyn Park
Secretary

                        TABLE OF CONTENTS

                                                             Page
                                                             ----

Questions and Answers......................................    1
Item 1.  Election of Directors.............................    3
 Nominees for Election......................................   3
 Compensation of Directors..................................   4
 Committees of the Board Directors; Meetings................   4
 Stock Ownership............................................   5
 Beneficial Ownership of Certain Stockholders and
  Management...............................................    5
Section 16(a) Beneficial Ownership Reporting Compliance....    7
Management.................................................    7
 Executive Officers.........................................   7
 Key Management Employees...................................   8
 Executive Compensation.....................................   8
 Stock Option Plan..........................................   9
 Employment Contracts and Change in Control Arrangements....   9
 Familial Relationships.....................................  10
 Certain Transactions.......................................  10
Independent Accountants.....................................  11
Shareholder Proposals.......................................  11
Annual Meeting Advance Notice Requirements..................  11

                      QUESTIONS AND ANSWERS


     1.   Who is soliciting my proxy?

We, the Board of Directors of Park Pharmacy, are sending you this Proxy Statement in connection with our solicitation of proxies for use at Park Pharmacy's 2001 Annual Meeting of Stockholders. Certain directors, officers and employees of Park Pharmacy also may solicit proxies on our behalf by mail, telephone, fax or in person.

     2.   Who is paying for this solicitation?

Park Pharmacy will pay for the solicitation of proxies. Park Pharmacy will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of Park Pharmacy common stock and Series A preferred stock.

     3.   What am I voting on?

You are voting on the election of Joe B. Park, Richard M. Allen,
Thomas R. Baker, William D. Breedlove, Jon J. Gergen, Jim
Moncrief and Gwendolyn Park to the Board of Directors.

     4.   Who can vote?

Only those who owned common stock or Series A preferred stock at the close of business on October 26, 2001, the record date for the Annual Meeting, can vote. If you owned common stock on the record date, you have one vote per share for each matter presented at the Annual Meeting. If you owned Series A preferred stock on the record date, you have ten votes per share for each matter presented at the Annual Meeting. As of the record date, there were 7,813,651 shares of common stock outstanding (representing a total of 7,813,651 votes) and 2,816,871 shares of Series A preferred stock outstanding (representing a total of 28,168,710 votes), resulting in a total of 35,982,361 votes being entitled to be cast at the annual meeting.

     5.   How do I vote?

You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the enclosed prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person - by voting at the Annual Meeting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the secretary of Park Pharmacy written notice of your revocation or by submitting a later-dated proxy.

     6. What if I don't indicate a voting preference on the proxy that I return?

If you execute, date and return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominees for director.

     7.   What constitutes a quorum?

Voting can take a place at the Annual Meeting only if stockholders owning a majority of the voting power of the common stock and Series A preferred stock (that is a majority of the total number of votes entitled to be cast) are present in person or represented by effective proxies. Both abstentions and broker non-votes are counted as present for purposes of establishing the quorum necessary for the meeting to proceed. A broker non-vote results from a situation in which a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that it lacks discretionary authority to vote your shares.

     8. What vote of the stockholders will result in the matters being passed?

Election of Directors. Directors need the affirmative vote of holders of a plurality of the voting power present, represented by the shares of common stock and Series A preferred stock voting as a single class, to be elected. At this year's meeting, the seven nominees receiving the greatest number of votes will be deemed to have received a plurality of the voting power present. Neither abstentions nor broker non-votes will have any effect on the election of directors.

     9. How does the Board recommend that we vote on the matters proposed?

The Board of Directors of Park Pharmacy unanimously recommends that stockholders vote FOR the subject proposal at the upcoming
Annual Meeting.

     10.  Will there be other matters proposed at the 2001 Annual
Meeting?

Park Pharmacy's Bylaws limit the matters presented at the upcoming Annual Meeting to those in the notice of the meeting, those otherwise properly presented by the Board of Directors and those presented by stockholders so long as the stockholder gave the Secretary written notice of the matter on or before August 14, 2001. We do not expect any other matter to come before the meeting. If any other matter is properly presented at the Annual Meeting, your signed proxy gives the individuals named as proxies authority to vote your shares in their discretion.

     11. When are 2002 stockholder proposals due if they are to be included in the Company's proxy materials?

To be considered for presentation at Park Pharmacy's 2002 Annual Meeting of Stockholders and included in the Company's proxy statement, a stockholder proposal must be received at Park Pharmacy's offices no later than August 14, 2002. To curtail controversy as to the date on which we received a proposal, we suggest that proponents submit their proposals by certified mail, return receipt requested.

                             ITEM 1.
                      ELECTION OF DIRECTORS

     The Board of Directors of Park Pharmacy has currently set the number of directors constituting the whole board at seven. At the upcoming Annual Meeting, you and the stockholders will elect seven individuals to serve as directors. All nominees are now members of the Board of Directors.

     The individuals named as proxies will vote the enclosed proxy for the election of all of the nominees unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the Board.

     We recommend a vote FOR all nominees.

     Below are the names and ages of the nominees for directors, the years they became directors, their principal occupations or employment for at least the past five years, and certain of their other directorships, if any.

Nominees for Election

     Joe B. Park, R.Ph. - Age 64, has served as Director and Chairman of the Board of our company since October 1999. Mr. Park owned and served as the president of Dougherty's Pharmacy, Inc. from 1959 until our acquisition of Dougherty's in December of 1999. Mr. Park has been an active member of the Dallas County Pharmaceutical Society where he has served in various capacities including past president. Mr. Park is also an active member of the Texas Pharmaceutical Association, National Council of Hospice Professionals and the International Academy of Compounding Pharmacists.

     Richard M. Allen, R.Ph. - Age 54, has served as Director of our company since June 2000 and as Chief Operating Officer of our subsidiary, Park Infusion Services, L.P., since August 2000. Mr. Allen has also served as Clinical Infusion Director for Dougherty's Homecare Infusion, a division of Dougherty's Pharmacy since March 1997. From 1991 to 1997, Mr. Allen was a past pharmacy director of Option Care, a nationally based home infusion company. Prior to that time, he owned and served as the chief executive officer of North Star Pharmacy, Inc. Mr. Allen has twenty-five years experience in retail and home infusion pharmacy. Mr. Allen has served as founding director of Texas Heritage Savings & Loan, Rowlett, Texas and director of First Federal Savings Bank, Denton, Texas and presently serves on the board of directors of Jefferson Heritage Bank, St. Louis, Missouri.


     Thomas R. Baker - Age 60, has served as Director, President and Chief Executive Officer of our company since October 1999. From June 1998 until October 1999, Mr. Baker served as president and chief operating officer of a development-stage company that was a predecessor to our company prior to our reverse acquisition transaction with Power-Cell, Inc. in October 1999. From 1993 to June 1998, Mr. Baker served as managing partner and senior consultant for Management-by-Action, Inc., a specialized management consulting firm. From 1991 to 1993, Mr. Baker served as president and chief executive officer of Medical Warning Systems, Inc., a medical products company. From 1986 to 1991, Mr. Baker served as director of mergers and acquisitions and president of West Coast operations for Home Shopping Network, Inc.


     William D. Breedlove - Age 61, has served as a director of our company since November 28, 2000. Mr. Breedlove is president of HBW Investments, Inc. an investment firm. Prior to the formation of HBW Investments in 1996, Mr. Breedlove was Chairman, managing director and co-founder of Breedlove Wesneski & Co., a private merchant banking firm formed as Breedlove and Associates in 1985. From 1984 to 1989, Mr. Breedlove also served as president and director of Equus Capital Corporation, the corporate general partner of three public and private limited partnerships operating primarily as private equity management buyout funds. Mr. Breedlove has over 30 years experience in commercial and merchant banking, and served for 22 years at First National Bank in Dallas, the last three of which he served as Chairman and CEO of the lead bank and vice Chairman of InterFirst Corporation. Mr. Breedlove currently serves as a director of NCI Building Systems, Inc., an integrated manufacturer of products for the metal building industry. Mr. Breedlove has previously served as a director of several other public-held companies, including InterFirst Corporation, Texas Oil and Gas Corporation, Dillard's Department Stores and Cronus Industries, Inc.

     Jon J. Gergen - Age 56, has served as a director of our company since November 28, 2000. Mr. Gergen has served as the president and chief executive officer of Spectrum Management, L.L.C., a provider of tracking, location, recovery and safety/security services and products, since November of 1999.
In 1996, Mr. Gergen also founded and continues to serve as the principal executive officer of Ross Holdings, L.L.C., a private equity management fund for various family trusts. From 1988-1995, Mr. Gergen served as a contract executive and consultant to various telecommunications and information services firms, including Teleconference Services, Inc., WestTel, Inc., American Express Information Services, Inc. and U.S. West, Inc.

     Jim Moncrief - Age 49, has served as a Director of our company since June 2000 and Executive Vice President of our company since April 2000. From May 1997 through March 2000, Mr. Moncrief was vice president of marketing for Hoak Breedlove Wesneski & Co., a Dallas-based investment banking firm. From 1994 through May 1997, Mr. Moncrief was responsible for business development at The Perryman Group, a national litigation support company.

     Gwendolyn L. Park - Age 64, has served as a Director and Secretary of our company since October 1999. Mrs. Park has served as Secretary, Treasurer and Office Manager of Dougherty's since 1980. Mrs. Park has been active in the Auxiliary to the Dallas County Pharmaceutical Society, holding various positions and served as president. Mrs. Park has also been active in the Texas Pharmaceutical Association.


Compensation of Directors

      On April 18, 2001, the Board of Directors unanimously approved a resolution adopting a compensation policy for outside directors, meaning those directors who are not employed by our company or any of our subsidiaries. During the fiscal year ended June 30, 2001, our "outside" directors were William D. Breedlove and Jon J. Gergen. Over the last fiscal year, Mr. Breedlove received $12,500 and Mr. Gergen received $12,500.

Meetings and Committees of the Board of Directors

     During the fiscal year ended June 30, 2001, the entire Board of Directors of Park Pharmacy met two (2)times and each director attended 100% of the total of all meetings of the Board of Directors.

     Executive Committee.  On June 30, 2000, the Board of
Directors of Park Pharmacy established an Executive Committee.
The Executive Committee may exercise all authority of the Board of Directors in the management of the business and affairs of our company, except for matters that require the authorization of the entire Board of Directors. The Executive Committee typically meets weekly to review operations, capital resources, acquisition opportunities and other matters. The Executive Committee is currently comprised of Messrs. Baker, Moncrief and Park.

     Audit Committee and Report. On November 28, 2000, the Board of Directors established an Audit Committee comprised of Messrs. Breedlove and Gergen. The Board of Directors has not adopted a written charter for the Audit Committee. The duties of the Audit Committee include the making of recommendations to the Board of Directors for engaging and discharging the Company's independent auditors; reviewing the completed audit with the independent auditors regarding the conduct of the audit, accounting adjustments, recommendations for improving internal controls and any other significant findings during the audit; meeting periodically with management; monitoring accounting and financial controls; and initiating and supervising any special investigations it deems necessary. Prior to the establishment of the Audit Committee, the entire Board of Directors fulfilled the responsibilities of the Audit Committee. Set forth is the report of our Audit Committee for the most recent fiscal year:

          During the fiscal year ended June 30, 2001 and for the period thereafter while the audit for the period was completed, the Audit Committee was comprised of William D.
     Breedlove and

     Jon J.Gergen, with Mr. Gergen serving as the committee's Chairman. Each of the Audit Committe members satisfies the definition of independent director as established in the Nasdaq Listing Standards.The Audit Committee met from time to time during the year to review matter related to the finance and accounting function of the company, inclusive of policies, procedures, personnel and departmental organization. In addition, the Audit Committee did discuss with the company's independent auditors the matters required to be discussed by Statement on Auditing Standards on No. 61, and received disclosures from the company's auditors regarding the auditor's independence as required by Independent Standard Board Standard No. 1.
     In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditor's independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board, which included the auditors' non-audit related tax work.

     The Committee discussed with the Company's independent auditors the overall scope and plans for the audit.
     The Committee meets with and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     In addition, the entire Board of Directors recommended that the audited financial statements be included in the company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001 and have also recommended the selection of the Company's independent auditors.

          Members of the Audit Committee:

               /s/   William D. Breedlove

               /s/   Jon J. Gergen



                          STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders and Management

     This table shows, as of October 26, 2001, the beneficial ownership of Park Pharmacy common stock and Series A preferred stock by

     * each person known to us to be the beneficial owner of more than 5% of our common stock and/or Series A preferred stock;

     *    each director and director nominee;

     *    each executive officer named in the Summary
          Compensation Table on page 9; and

     * all directors, director nominee and executive officers as a group.

     Except as noted in the footnotes to the table, each person has sole voting and investment power over the shares shown in this table.




                    Amount and Nature of Series A    Amount and Nature of Common
                           Preferred Stock             Stock Beneficially Owned
                      Beneficially Owned (1)(2)                 (1)(2)
                    -----------------------------     --------------------------
                     Number of Shares               Number of Shares                Percentage of
Name of Beneficial     Beneficially    Percent of     Beneficially     Percent of    all Voting
      Owners              Owned         Class (3)        Owned         Class (3)   Securities (4)
------------------- -----------------  -----------  ----------------  -----------  --------------
Beneficial Owners of
5% or More of our
Common or Series A
Preferred Stock:
  S. A. Hellerstein (5)             -           -          1,089,235        12.6%            3.0%
  Trustee for the
  Farkas Trusts
  1139 Delaware Street
  Denver, Colorado 800204

 Marich Investments,          100,000         3.6%           400,000         4.6%            3.8%
 Ltd. (6)
 13902 Northeast 8th
 Street #105
 Bellevue,
 Washington 98005

Directors and Named
Executive Officers:
 Joe B. Park (7)(8)         2,341,233        83.1%                 -           -           63.6%
 Thomas R. Baker (7)          183,373         6.5%                 -           -            5.0%
 Jim Moncrief (7)                   -           -            289,889(9)      3.3%           0.8%
 Gwendolyn Park (7)(10)             -           -                  -           -              -
 Richard M. Allen (7)               -           -            289,889(11)     3.3%           0.8%
 Michael J. Nault (7)               -           -          1,190,000(12)    13.7%           3.2%
 James C. Rambin (13)         120,000(14)     4.3%           452,314(15)     5.2%           4.5%

 William D. Breedlove               -           -            133,333(16)     1.5%           0.4%
 Hoak Breedlove
 Wesenski & Co.
 13355 Noel Road
 Dallas, TX  75240

 Jon J. Gergen                      -           -            133,333(16)     1.5%           0.4%
 Spectrum Management
 2545 Tarpley Road
 Carrollton, TX 75006

All Executive Officers      2,524,606        89.6%         1,191,000(12)    23.5%          74.1%
 and Dirctors as a
 Group (9 persons) (7)


_________________
*  Less than one percent.
** Advisory Director.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are presently exercisable or exercisable within 60 days of October 26, 2001 are deemed to be beneficially owned by the person holding such options for the purpose of computing the beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person.
(2) Holders of common stock are entitled to one (1) vote per share. Holders of Series A preferred stock are entitled to ten (10) votes per share.
(3) Applicable percentage of ownership is based on 8,658,095 voting shares of common stock, inclusive of stock and presently exercisable or exercisable within 60 days of October 26, 2001, and 2,816,871 voting shares of Series A preferred stock outstanding on October 26, 2001.
(4)  For matters where all stockholders vote as a single class.
(5) Includes 1,089,235 shares held by the Farkas Trusts, a group of trusts of which the beneficiaries include family members of Howard L. Farkas, a former director of our company.
     S. A. Hellerstein serves as the Trustee of the Farkas Trusts and exercises voting and investment control over these shares. Mr. Farkas disclaimed beneficial ownership of the shares owned by the Farkas Trusts.

(6)  Janet M. Dickson serves as Trustee of the Marich Family
     Trust, a trust established for the beneficiaries of family members of Rudy Marich, a former officer and director of our company. Ms. Dickson exercises voting and investment control with regard to the securities.
(7) The address for each director and executive officer is 10711 Preston Road, Suite 250, Dallas, Texas 75230.
(8) Includes 2,308,733 shares of Series A preferred stock owned by Park Family Limited Partnership over which Mr. Park exercises voting and investment control.
(9) Includes (a) stock options for 288,889 shares of common stock that are vested and are presently exercisable or exercisable within 60 days of October 26, 2001 and (b) 1,000 shares of common stock purchased by a trust, the beneficiary of which a daughter of Jim Moncrief and from which Mr. Moncrief is the sole trustee.
(10) Ms. Park is the wife of Joe B. Park. Excludes shares held by Mr. Park.
(11) Includes (a) stock options for 288,889 shares of common stock that are vested and are presently exercisable or exercisable within 60 days of October 26, 2001 and (b) 1,000 shares of common stock received via grant during FY2001.
(12) Does not include up to 260,000 shares of common stock that may be issued by the Company to Mr. Nault following the satisfaction of any indemnity obligations of Mr. Nault arising in connection with the Company's acquisition of MJN Enterprises from Mr. Nault in November 2000.
(13) Mr. Rambin resigned as our chief executive officer and as a director on October 19, 1999.
(14) Includes 100,000 shares held by the Rambin Family Trust over which Mr. Rambin exercises voting and investment power as Trustee of the Trust. The beneficiaries of the Rambin
     Family Trust are Ronald E. Rambin, J. Steven Rambin, and
     Michael C. Rambin, each of whom are sons of Mr. James C.
     Rambin.
(15) Includes 453,314 shares held by the Rambin Family Trust over which Mr. Rambin exercises voting and investment power as Trustee of the Trust. The beneficiaries of the Rambin
     Family Trust are Ronald E. Rambin, J. Steven Rambin, and
     Michael C. Rambin, each of whom are sons of Mr. James C.
     Rambin.
(16) Includes stock options for 133,333 shares of common stock that are vested and are presently exercisable or exercisable within 60 days of October 26, 2001.
(17) Excludes shares beneficially owned by James C. Rambin, a former officer and director of our company.

     On October 19, 1999, we consummated a Stock Purchase Agreement with Park Pharmacy Corporation (a predecessor to our Company), Joe B. Park, Thomas R. Baker and David W. Frauhiger.
As a result of this transaction, Messrs. Park, Baker and Frauhiger acquired 80% of our voting stock, with Mr. Park controlling a majority of our voting stock and elected a majority of the directors of our Company. In addition, in connection with that transaction, our shareholders approved amendments to our Articles of Incorporation that authorize us to issue classes of preferred stock determined by our Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of Park Pharmacy's common stock must report their initial ownership of the common stock and Series A preferred stock, and any changes in that ownership, to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports. Based solely on our review of copies of the reports filed with the Securities and Exchange Commission and written representations of our directors and executive officers,
(i) Mr. Joe B. Park failed to timely report three changes in his ownership relating to his receipt of shares in connection with our acquisition of Dougherty's Pharmacy, Inc. and Rx-Pro.Com, Inc., and his conveyance of shares held by him personally to a family limited partnership; (ii) Ms. Gwendolyn L. Park failed to report two changes in ownership relating to her indirect ownership of shares held by Mr. Joe B. Park, (iii) Mr. Baker failed to timely report a change in his ownership relating to gifts of shares to his relatives; and (iv) Messrs. Allen, Brayton, Moncrief and Sommerhalder, each failed to timely file their initial ownership reports (although such persons did not own any shares of our stock during the fiscal year, other than Mr. Allen who received 1,000 shares of common stock during the year).

                           MANAGEMENT

Executive Officers

     Below are the names and ages of the executive officers of Park Pharmacy as of October 26, 2001 and a brief description of their prior experience and qualifications.

     Joe B. Park - Mr. Park is our Chairman of the Board and
President of Dougherty's Pharmacy, one of our subsidiaries. See biography of Mr. Park on page 3.

     Richard M. Allen - Mr. Allen is the Chief Operating Officer of our subsidiary, Park Infusion Services, L.P. See biography of Mr. Allen on page 3.

     Thomas R. Baker - Mr. Baker is our Chief Executive Officer and President. See biography of Mr. Baker on page 3.

     Jim Moncrief - Mr. Moncrief is our Executive Vice President.
See biography of Mr. Moncrief on page 4.

     Gwendolyn Park - Ms. Park is our Secretary. See biography of Ms. Park on page 4.


Key Management Employees

     Set forth below are the names and ages of certain key management employees of our company and a brief description of their prior experience and qualifications.

     Joe Brayton - Age 42, has served as the Chief Operating Officer of our subsidiary, Rx-Pro.Com, Inc., since April 2000. From 1999 until joining our company, Mr. Brayton served as a consultant to Rx-Pro.Com, Inc. and was instrumental in the development of the company's Internet-based systems. From 1995 to 1999, Mr. Brayton served as senior vice president of technology for jASCorp, a pharmacy software company. Mr. Brayton is a Certified Public Accountant, Certified Management Accountant and Certified Information Systems Auditor.

     Michael J. Nault - Age 35, has served as the President of our subsidiary, MJN Enterprises, Inc., since our acquisition of that company on November 10, 2000. Mr. Nault founded MJN Enterprises, Inc., an institutional pharmacy doing business under the name Total Health Care, in 1995 and has served as its sole shareholder and chief executive officer since its inception.

     Sam Reeves - Age 40 - has served as Vice President - Finance since joining the company in July 2001. From 1999 to 2001 Mr. Reeves was controller for Busy Body, Inc., a home fitness retailer. Prior to joining Busy Body, Mr. Reeves held various accounting and audit positions with Dal-tile International, Inc., Electronic Data Systems, Inc., E-Systems-Raytheon, Inc., and Tracor Aerospace, Inc. Mr. Reeves is a Certified Public Accountant and a Certified Internal Auditor.

     John D. Sommerhalder - Age 36, has served as Vice President
- Mergers and Acquisitions and has served as Chief Financial Officer of several of our subsidiaries since joining the company in April 2000. From 1998 to 2000, Mr. Sommerhalder served as vice president of investment banking for Hoak Breedlove Wesneski & Co., a Dallas-based investment banking firm. Prior to joining Hoak Breedlove Wesneski & Co., Mr. Sommerhalder held various positions with Andersen Consulting, Banc One Capital Partners and Bank One.

Executive Compensation

     Summary Compensation. The following table shows for the fiscal years ended June 30, 1999, 2000 and 2001, compensation awarded or paid to, or earned by, (1) each officer that served as our Chief Executive Officer during the 2001 fiscal year and (2) each person employed by our company or any of its subsidiaries who received more than $100,000 in salary and bonuses during such periods.

                           Summary Compensation Table

                                                                    Long-Term
                                                                   Compensation
                                      Annual Compensation             Awards
                              -----------------------------------  ------------
                                                                    Restricted
 Name and Principal                                Other Annual       Stock       All Other
      Positions        Year    Salary    Bonus     Compensation     Awards ($)   Compensation
---------------------  -----  --------  --------  --------------   ------------  ------------
Joe B. Park             2001  $125,000         -               -              -             -
 Chairman               2000  $125,000         -               -              -             -
                        1999         -         -               -              -             -

Richard M. Allen        2001  $125,000   $30,156               -              -             -
 Chief Operating        2000  $ 91,562         -               -              -             -
 Officer, Park          1999         -         -               -              -             -
 Infusion Services,
 L.P., and Director


Thomas R. Baker         2001   $51,923         -               -              -             -
 Chief Executive        2000         -         -               -              -             -
 Officer, President     1999         -         -               -              -             -
 and Director
                                     -
Jim Moncrief            2001  $125,000         -               -       $216,000             -
 Executive Vice         2000  $ 28,846         -               -              -             -
 President and Director 1999         -         -               -              -             -


___________________

Stock Options

                                    % of
                                   Total
                      Number of   Options
                      Securities  Granted
                      Underlying    to     Exercise
               Date    Options   Employees  Price
                of     Granted   in Fiscal   per    Expiration
    Name       Grant     (1)       Year     Share      Date
    ----      ------  --------   ---------  -----   ----------
Richard M.     5/1/01  1,000,000   17.1%    $0.75     5/1/05
 Allen
Jim Moncrief   5/1/01  1,000,000   17.1%    $0.75     5/1/05

------------------
(1) All options noted are non-transferable. The options were granted in two tranches, incentive and non-qualified, vesting either in three or four equal installments, depending on the specific option, beginning on the grant date and continuing on successive anniversaries thereafter.

Securities Underlying Unexercised Options at Fiscal Year End(1)

                                  Number of Securities
                                 Underlying Unexercised
                             Options at Fiscal Year End(#)
                          ------------------------------------
         Name             Exercisable        Unexercisable
-----------------------   -----------    ---------------------
Richard M. Allen               288,889                 711,111
Jim Moncrief                   288,889                 711,111

---------------
(1) In each case, the options referenced maintained an exercise price in excess of the fair market value of the common stock underlying the options at June 30, 2001.

     No Stock Options were granted in fiscal 2000, and there were no outstanding stock options to acquire shares of our company during our last fiscal year.

Employment Contracts and Change in Control Arrangements

     We have entered into an employment contract with Mr. Baker. Mr. Baker receives an annual base salary of $125,000 under his contract. Mr. Baker's agreement is dated August 6, 2000, and he serves at the discretion of Joe B. Park, our Chairman. His agreement provides for renewals for successive 1-year periods upon the expiration of the initial term, unless terminated at the expiration of the initial term or any renewal term upon sixty
(60) days prior written notice. His agreement provides that it may be terminated "for cause," which generally means (i) failing to perform applicable duties after written notice and thereafter failing to correct the performance within ten (10) days, (ii) engaging in conduct injurious to our company, (iii) being convicted of a felony or other crime of moral turpitude, or (iv) engaging in misconduct or dishonest conduct of a material nature that impugns an employee's reputation in the community or impairs his ability to perform duties to our company. His employment contract also contains non-solicitation and confidentiality provisions, as well as a prohibition on competitive activities during the terms of the employment contract and for a period of two years after termination.

     We have entered into an employment contract with Mr. Moncrief. Mr. Moncrief receives an annual base salary of $125,000 under his contract. Mr. Moncrief's agreement is dated March 31, 2000, and he is serving under a five-year agreement. His agreement provides for renewals for successive 1-year periods upon the expiration of the initial term, unless terminated at the expiration of the initial term or any renewal term upon sixty (60) days prior written notice. His agreement provides that it may be terminated "for cause," which generally means (i) failing to perform applicable duties after written notice and thereafter failing to correct the performance within ten (10) days,
(ii) engaging in conduct injurious to our company, (iii) being convicted of a felony or other crime of moral turpitude, or (iv) engaging in misconduct or dishonest conduct of a material nature that impugns an employee's reputation in the community or impairs his ability to perform duties to our company. His employment contract also contains non-solicitation and confidentiality provisions, as well as a prohibition on competitive activities during the terms of the employment contract and for a period of two years after termination.

     We have entered into an employment contract with Mr. Allen. Mr. Allen receives an annual base salary of $125,000 under his contract, and he also receives a quarterly bonus based on a formula of the profits derived from an infusion operation under his authority. In the event of a change of control of the company and the termination of Mr. Allen's employment within twelve months following such change for reason other than just cause, Mr. Allen will be entitled to a separation payment equal to 150% of his prior year's base salary. Mr. Allen's agreement is dated January 1, 2000, and he is serving under a three-year agreement. His agreement provides for renewals for successive 1-year periods upon the expiration of the initial term, unless terminated at the expiration of the initial term or any renewal term upon sixty (60) days prior written notice. His agreement provides that it may be terminated "for cause," which generally means (i) failing to perform applicable duties after written notice and thereafter failing to correct the performance within ten (10) days, (ii) engaging in conduct injurious to our company, (iii) being convicted of a felony or other crime of moral turpitude, or (iv) engaging in misconduct or dishonest conduct of a material nature that impugns an employee's reputation in the community or impairs his ability to perform duties to our company. His employment contract also contains non-solicitation and confidentiality provisions, as well as a prohibition on competitive activities during the terms of the employment contract and for a period of two years after termination.

Familial Relationships

     Joe B. Park, a Director and our Chairman and controlling shareholder, and Gwendolyn Park, a Director and our Secretary, are husband and wife. Mrs. Park received $54,6000 in consideration for her services to our company during the fiscal year ended June 30, 2001.

Certain Transactions

     As a result of the Stock Purchase Agreement dated
October 19, 1999, Joe B. Park, our Chairman, became a controlling shareholder of our Company. In connection with the transaction, James C. Rambin, our former director and chief executive officer, received 50,000 shares of Series A preferred stock in satisfaction bonus arrangements approved during the 1998 fiscal year. In addition, at the closing of the agreement, the Marich Family Trust and the

Rambin Family Trust, each of which owned approximately 23% of our issued and outstanding shares prior to the transaction, exchanged one million shares of our common stock for 100,000 shares of our Series A preferred stock.

     On December 21, 1999, we acquired all of the outstanding shares of Rx-Pro.Com, Inc. The shareholders of Rx-Pro.Com, Messrs. Joe B. Park, Jack R. Munn and John A. Blomgren, each served as directors of our Company at the time of the acquisition and each received 32,500 shares (for an aggregate of 97,500 shares) of our Series A preferred stock. Mr. Park was also our Chairman and controlling shareholder at the time of the acquisition.

     On December 30, 1999, we acquired all of the issued and outstanding stock of Dougherty's Pharmacy, Inc. from the Park Family Limited Partnership. Our Chairman, Joe B. Park, and his brother J.H. Park, own 54.45% and 44.55% interests, respectively, in the partnership. Mr. Joe B. Park was a director and the controlling shareholder and Chairman of our Company at the time, and the partnership received 45,000 shares of our Series A preferred stock in that transaction.

                     INDEPENDENT ACCOUNTANTS

     Your Board of Directors has approved the engagement of Hein + Associates LLP as the company's independent public accountants for the year ended June 30, 2001.

     The Board of Directors of the company has not yet selected independent auditors to examine Park Pharmacy's financial statements for the year ending June 30, 2002. Representatives of Hein + Associates LLP, who audited the company's financial statements for the year ended June 30, 2001, are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

     Stockholders may present proposals for inclusion in the proxy statement for consideration at its 2002 Annual Meeting of Stockholders. Such proposals must be received by Park Pharmacy by August 14, 2002 and must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934.

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

     Our Bylaws provide that stockholder proposals and director nominations by stockholders may be made in compliance with certain advance notice, informational and other applicable requirements. With respect to stockholders proposals (concerning matters other than the nomination of directors), the individual submitting the proposal must file a written notice with the secretary of Park Pharmacy at 10711 Preston Road, Suite 250, Dallas, Texas 75230 setting forth certain information about the stockholder and all persons acting in concert with him or her, including the following information:

     * a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting;

     *    the names and addresses of the supporting stockholders;

     * the class and number of shares of our stock that are beneficially owned by such persons; and

     * any material interest of such persons in the matter presented.

     The notice must be delivered to the secretary (1) at least 90 days before any scheduled meeting or (2) if less than 100 days notice or prior public disclosure of the meeting is given, by the close of business on the 10th day following the giving of notice or the date public disclosure was made, whichever is earlier.

     A stockholder may recommend a nominee to become a director of Park Pharmacy by giving the secretary (at the address set forth above) a written notice setting forth certain information, including:

     * the name, age, business and residence address of the person intended to be nominated;

     * a representation that the nominating stockholders in fact a holder of record of Park Pharmacy common stock entitled to vote at the meeting and that he or she intends to be present at the meeting to nominate the person specified;

     * a description of all arrangements between the nominating stockholder, the nominee and other persons concerning the nomination;

     * any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934; and

     *    the nominee's written consent to serve, if elected.

     Such nominations must be made pursuant to the same advance notice requirements for stockholder proposals set forth in the preceding paragraph. Park Pharmacy's annual meetings will usually be held on the last Thursday of November of each year. Accordingly, our 2002 annual meeting of stockholders is currently scheduled for November 29, 2002. Copies of our Bylaws are available upon written request made to the secretary of Park Pharmacy at the above address. The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Park Pharmacy's proxy materials for a meeting of stockholders. The Chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our Bylaws.


           Copies of the Annual Report on Form 10-KSB
        FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

     Park Pharmacy, without charge, will provide to each stockholder, on written request, a copy of its Annual Report on Form 10-KSB, but without exhibits, required to be filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2001. Written requests for such Form 10-KSB should be directed to Ms. Gwendolyn Park, Vice President, Treasurer and Corporate Secretary, Park Pharmacy Corporation, 10711 Preston Road, Suite 250, Dallas, Texas 75230.


                              For the Board of Directors


                              Gwendolyn Park,
                              Corporate Secretary

Dallas, Texas
November 2, 2001



     It is important to us that you return your proxy promptly. If you do not expect to attend the annual meeting and wish your stock to be voted, then you shall date, sign and return the accompanying proxy in the enclosed self-addressed envelope. No postage is required if mailed in the United States.

                       PARK PHARMACY CORPORATION
                      ANNUAL MEETING OF SHAREHOLDERS
                           November 29, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
           DIRECTORS

   The undersigned hereby constitutes and appoints Thomas R. Baker and Jim Moncrief, or either of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock of Park Pharmacy Corporation (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on November 29, 2001 and at any adjournments thereof.

1.Election of           FOR All                WITHHOLD
  Directors             nominees               AUTHORITY to
                        named below            vote for all
                        (except as             nominees
                        marked to the          named below
                        contrary)

 Joe B. Park, Richard M. Allen, Thomas R. Baker, William D.
Breedlove, Jon J. Gergen, Jim Moncrief, and Gwendolyn L.
Park

  (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

           --------------------------------------------


   In their discretion, to vote upon such other business as may properly come before the meeting or any adjournments thereof.

            (Continued and to be signed on Reverse Side)




                          (Continued from Other Side)

   THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFIC
DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE
ELECTION OF DIRECTORS AND IN THE DISCRETION OF THE PROXY
HOLDERS ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE
THE MEETING.

   [INSERT MAILING                     Dated:
    LABEL]                                    -----------------

                                       ------------------------
                                       Signature of Shareholder

                                       ------------------------
                                       Signature (if jointly
                                       owned)

                                       Please sign exactly
                                       as the name appears on
                                       the certificate or
                                       certificates
                                       representing shares
                                       to be voted by this
                                       proxy.
                                       When signing as
                                       executor,
                                       administrator,
                                       attorney, trustee or
                                       guardian, please give
                                       full title as such.
                                       If a corporation, please
                                       sign in full corporate
                                       name by president or other
                                       authorized person. If
                                       a partnership, please
                                       sign in partnership name
                                       by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING
THE ENCLOSED ENVELOPE.